Exhibit (4)

                          AMENDMENT NO. 2

                    Dated as of April 27, 1995

                                to

                         CREDIT AGREEMENT

                   dated as of November 2, 1993


          OWENS-CORNING FIBERGLAS CORPORATION, a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Banks"), and CREDIT SUISSE, as Agent (the "Agent") for the Banks under the Credit Agreement, dated as of November 2, 1993 (as amended by Amendment No. 1 thereto, the "Credit Agreement"), among the Borrower, the Banks and the Agent hereby agree as follows (with capitalized terms used herein and not otherwise defined having the meaning ascribed thereto in the Credit Agreement):

          1. From and after the date hereof, the Credit Agreement shall be amended by inserting the following at the end of the definition of "Mandatorily Redeemable Stock" contained in Section
10.01 thereof:

          "For purposes of this Agreement, the MIPS (as defined in Section 4.10) shall not constitute Mandatorily Redeemable Stock."

          2. This Amendment No. 2 shall be construed in accordance with and governed by the law of the State of New York
(without giving effect to its choice of laws principles).

          3. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective as of the date hereof upon execution and delivery by the Borrower, the Agent and the Majority Banks.

          4. From and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified and amended by this Amendment No. 2.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

                              OWENS-CORNING FIBERGLAS CORPORATION


                              By        /s/ Michael I. Miller

                                Name: Michael I. Miller
                                Title:   Vice President & Treasurer


                              By        /s/ David W. Devonshire

                                Name: David W. Devonshire
                                Title:   Chief Financial Officer

                              CREDIT SUISSE, as Agent and as a Bank


                              By /s/ Christopher J. Eldin  /s/ Andrea Shkane
                            Name: Christopher J. Eldin  /    Andrea Shkane
                            Title:   Member of Senior Management / Associate

                              ABN AMRO BANK, N.V.


                              By /s/ J. M. Janovsky  /s/ Kathryn C. Toth
                                Name: J. M. Janovsky  /  Kathryn C. Toth
                              Title:   Group Vice President  / Vice President

                              THE BANK OF NEW YORK


                              By        /s/ Paula M. DiPonzio

                                Name: Paula M. DiPonzio
                                Title:   Vice President

                              THE BANK OF NOVA SCOTIA


                              By        /s/ F. C. H. Ashby

                                Name: F. C. H. Ashby
                                Title:   Senior Manager Loan Operations

                              BARCLAYS BANK PLC


                              By        /s/ Kevin F. Heraty

                                Name: Kevin Heraty
                                Title:   Director

                              CHEMICAL BANK


                              By        /s/ Peter C. Eckstein
                                Name: Peter C.Eckstein
                                Title:   Vice President



                              CITIBANK, N.A.


                              By        /s/ Barbara A. Cohen

                                Name: Barbara A. Cohen
                                Title:   Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By        /s/ Robert L. Jackson

                                Name: Robert L. Jackson
                                Title:   Authorized Agent

                              THE FUJI BANK, LIMITED

                              By        /s/ Peter L. Chinnici

                                Name: Peter L. Chinnici
                                Title:   Joint General Manager

                              MELLON BANK, N.A.

                              By        /s/ Frederick W. Okie, Jr.

                                Name: Frederick W. Okie, Jr.
                                Title:   Vice President

                              THE MITSUBISHI BANK, LTD.
                              (CHICAGO BRANCH)

                              By        /s/ Noboru Kobayashi
                                        Name: Noboru Kobayashi
                                Title:   Joint General Manager

                              THE NORTHERN TRUST COMPANY


                              By        /s/ S. Biff Bowman

                                Name: S. Biff Bowman
                                Title:   Vice President

                              ROYAL BANK OF CANADA


                              By        /s/ Gordon MacArthur

                                Name: Gordon MacArthur
                                Title:   Manager

                              THE TORONTO-DOMINION BANK


                              By        /s/ Lisa Allison

                                Name: Lisa Allison
                                Title:   Mgr. Cr. Admin.

                              TRUST COMPANY BANK


                              By        /s/ Jennifer P. Harrelson

                                Name: Jennifer P. Harrelson
                                Title:   Group Vice President

                              By        /s/ Kim Coleman

                                Name: Kim Coleman
                                Title:   Banking Officer

                              KREDIETBANK, N.V.


                              By /s/ Michael V. Curran /s/John E. Thierfelder
                                Name: Michael V. Curran  John E. Thierfelder
                             Title:   Vice President  Assistant Vice President